PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
To Prospectus Dated March 15, 2013	Registration No. 333-187075

Up to $13,000,000

Common Stock

We have entered into a sales agreement with MLV & Co. LLC, which we refer to as the agent, relating to shares of our common stock, par value $0.01 per share, offered by this prospectus supplement and the accompanying prospectus pursuant to a continuous offering program. In accordance with the terms of the sales agreement, we may from time to time offer and sell shares of common stock having an aggregate offering price of up to $13,000,000 through the agent, acting as our agent for the offer and sale of the shares of our common stock.

Our common stock trades on the NASDAQ Capital Market (NASDAQ) under the symbol “ACUR.” Sales of shares of our common stock under this prospectus supplement, if any, may be made in negotiated transactions or by any method deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, which includes sales made by means of ordinary brokers’ transactions, including sales made directly on the NASDAQ, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. With our prior written consent, sales may also be made in negotiated transactions and/or any other method permitted by law. The agent is not required to sell any specific number or dollar amount of common stock, but as instructed by us will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the agent and us.

On April 15, 2013, the last reported sales price of our common stock on the NASDAQ was $2.06 per share.

The compensation to the sales agent for sales of common stock sold pursuant to the sales agreement will not exceed 3% of the gross proceeds of the sales price of common stock sold. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” on page S-11 of this prospectus supplement. The proceeds that we receive from sales of our common stock will depend on the number of shares actually sold and the offering price of such shares. The actual proceeds to us will vary. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

As of April 15, 2013, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $39,854,460 based on approximately 46,375,485 shares of outstanding common stock, of which approximately 13,110,020 shares are held by non-affiliates, and a per share price of $3.04, based on the closing sale price of our common stock on March 5, 2013. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in our common stock involves risks. You should read carefully and consider the “Risk Factors” beginning on page S-8 of this prospectus supplement and the risk factors described in our most recent Annual Report on Form 10-K and the information included in other documents incorporated by reference herein. You should read this prospectus supplement and the accompanying prospectus carefully before you invest. Both documents contain information you should consider carefully before making your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 18, 2013.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with information in the accompanying prospectus or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the shares being offered and other information you should know before investing in our common shares. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement does not contain all of the information that is important to you. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference and any free writing prospectus that we may provide to you in connection with this offering, in their entirety before making an investment decision. You should rely only on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

We have not, and the agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the agent is not, offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our common shares. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

All references in this prospectus supplement or the accompanying prospectus to “Acura,” the “Company,” “we,” “us,” or “our” mean Acura Pharmaceuticals Inc. and its subsidiary, unless we state otherwise or the context otherwise requires.

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SUMMARY

This summary highlights selected information contained in greater detail elsewhere in this prospectus supplement and the accompanying prospectus and in documents we file with the Securities and Exchange Commission incorporated by reference in the accompanying prospectus. This summary is not complete and may not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein carefully, including “Risk Factors” and the consolidated financial statements and related notes thereto, before you decide to invest in our common stock.

Our Company

We are a specialty pharmaceutical company engaged in the research, development and commercialization of technologies and products intended to address medication abuse and misuse. We have discovered and developed two proprietary technologies. Our Aversion® Technology is a mixture of inactive ingredients incorporated into pharmaceutical tablets and capsules intended to address some common methods of product tampering associated with opioid abuse. Pfizer Inc.’s Oxecta® (oxycodone HCl) tablets, or CII, is the first approved and marketed product utilizing Aversion and is commercialized by a subsidiary of Pfizer under an October 2007 license agreement, or Pfizer Agreement. We have also developed our Impede® Technology which is a combination of inactive ingredients intended to prevent the extraction of pseudoephedrine from tablets and disrupt the direct conversion of pseudoephedrine from tablets into methamphetamine.

We have seven additional opioid products utilizing Aversion in various stages of development. Pursuant to a September 24, 2012 letter agreement with Pfizer, all rights to these development-stage opioid products have reverted back to us. Hydrocodone bitartrate with acetaminophen, or hydrocodone/acetaminophen, is our most advanced opioid product in development and the primary focus of our opioid development efforts. Hydrocodone/acetaminophen is the most widely prescribed and frequently abused opioid product in the United States. Pfizer previously completed a clinical study demonstrating our hydrocodone/acetaminophen product is bioequivalent to its reference listed drug. We filed an Investigation New Drug application, or IND, with the Food and Drug Administration, or FDA, on December 20, 2012, which became effective in late January 2013 and allows us to commence clinical trials. We expect that the development program for our hydrocodone/acetaminophen product and our other Aversion opioid products in development will be consistent with that of Oxecta. We anticipate submitting a 505(b)(2) New Drug Application, or NDA, with the FDA for our hydrocodone/acetaminophen product in the first half of 2014.

We launched Nexafed commercially in mid-December 2012 into the $1 billion U.S. over the counter, or OTC, market for cold and allergy products through drug wholesalers and retail pharmacies. Nexafed was demonstrated in a clinical study to meet the FDA Guideline standards for bioequivalence to the reference drug Sudafed® marketed by Johnson & Johnson Corporation. We anticipate developing line extensions for our Nexafed franchise to capitalize on the many different combination offerings in the OTC cold/allergy market. We also have been conducting research on the next generation of our Impede Technology in order to further improve our Nexafed franchise.

In addition, we have discovered an early-stage technology which, in proof of concept laboratory tests, demonstrates the ability to limit the release of the active ingredient from tablets when multiple tablets are consumed simultaneously.

Our Aversion® Technology

The misuse and abuse of pharmaceutical products in general, and opioid analgesics in particular, is a significant societal problem. Opioid analgesics are used to treat both acute and chronic pain, are the most widely-prescribed drugs in the United States, and are most often abused pharmaceutical products. The FDA estimates that over 45 million people each year receive a prescription for a hydrocodone opioid combination product. Comparatively, 35 million people, or more than 10% of the U.S. population, have used prescription opioid analgesics for non-medical purposes at some point in their lifetime. We expect our Aversion Technology opioid products to compete primarily in the market for immediate-release opioid products, or IR Opioid Products. In 2012, IMS Health reported 261 million prescriptions dispensed for opioid analgesic tablets and capsules, of which approximately 246 million were for IR Opioid Products and 15 million were for extended-release opioid tablet and capsule products, or ER Opioid Products. The IR Opioid market has significant generic competition, which are offered at substantial discounts to branded products.

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Our Aversion Technology is intended to deliver the known effectiveness of an FDA-approved active pharmaceutical ingredient and a similar side effect profile while incorporating ingredients that are designed to discourage some of the common methods of abuse and intentional misuse, including:

•	intravenous injection by forming a viscous gelatinous mixture when tablets and capsules are dissolved in solvents suitable for injection; and

•	nasal snorting by inducing disliked nasal discomfort when tablets and capsules are crushed and snorted.

Oxecta

Oxecta is a Schedule II narcotic indicated for the management of acute and chronic moderate to severe pain where the use of an opioid analgesic is appropriate. Pfizer received FDA approval for its 505(b)(2) NDA for Oxecta on June 17, 2011 and introduced the product into the market in February 2012. To our knowledge, Pfizer has not initiated marketing of Oxecta to physicians and is awaiting advice from the FDA on their proposed physician promotion materials which were submitted to the FDA in July 2012. As such, Pfizer’s attained no meaningful sales of Oxecta in 2012 or in the quarterly period ended March 31, 2013.

The safety and efficacy of Oxecta 5 mg and 7.5 mg tablets was established by demonstrating bioequivalence to commercially available oxycodone immediate-release tablets in the fasted state. Oxecta differs from oxycodone tablets when taken with a high fat meal, though these differences are not considered clinically relevant, and Oxecta can be taken without regard to food. The FDA-approved label for Oxecta describes elements unique to our Aversion Technology, which differs from current commercially available oxycodone immediate-release tablets. The label for Oxecta includes the results from a clinical study that evaluated the effects of nasally snorting crushed Oxecta and commercially available oxycodone tablets and limitations on exposing Oxecta tablets to water and other solvents and administration through feeding tubes. The clinical study evaluated 40 non-dependent recreational opioid users, who self-administered the equivalent of 15mg of oxycodone. After accounting for a first-sequence effect, the study demonstrated:

•	30% of subjects exposed to Oxecta responded that they would not take the drug again compared to 5% of subjects exposed to immediate-release oxycodone;

•	subjects taking Oxecta reported a higher incidence of nasopharyngeal and facial adverse events compared to immediate-release oxycodone;

•	a decreased ability to completely insufflate two crushed Oxecta tablets within a fixed time period (21 of 40 subjects), while all subjects were able to completely insufflate the entire dose of immediate-release oxycodone; and

•	small numeric differences in the median and mean drug liking scores, which were lower in response to Oxecta than immediate-release oxycodone.

Although we believe these abuse deterrent characteristics differentiate Oxecta from immediate-release oxycodone products currently on the market, consistent with FDA guidance which requires epidemiology studies to support a claim of abuse deterrence, the clinical significance of the difference in drug liking and difference in response to taking the drug again in this study has not been established. There is no evidence that Oxecta has a reduced abuse liability compared to immediate release oxycodone. Pfizer has agreed to a post-approval commitment with the FDA to perform an epidemiology study to assess the actual impact on abuse of Oxecta tablets.

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Further, the Oxecta product label guides patients not to crush and dissolve the tablets or pre-soak, lick or otherwise wet the tablets prior to administration. Similarly, caregivers are advised not to crush and dissolve the tablets or otherwise use Oxecta for administration via nasogastric, gastric or other feeding tubes as it may cause an obstruction. Our laboratory studies demonstrated that the Oxecta tablet characteristics may change when Oxecta is exposed to certain solvents, including water.

Pfizer Agreement

In October 2007, we entered into the Pfizer Agreement with King Pharmaceuticals Research and Development, Inc., now a subsidiary of Pfizer, covering the United States, Canada and Mexico. Under the Pfizer Agreement, as amended, Pfizer has a license to manufacture and commercialize Oxecta in the United States. As of December 31, 2012, we had received an aggregate of $78.5 million in payments from Pfizer in the form of a $30.0 million upfront cash payment, milestone payments, option fees and reimbursement for research and development expenses, including a $20.0 million milestone fee relating to the receipt of FDA approval of the NDA for Oxecta. In addition, we are eligible to receive milestone payments based on future regulatory events and product sales achievements, and tiered royalties of 5%-25% on annual net sales of Oxecta.

Pipeline

Our pipeline includes opioid products utilizing our Aversion Technology designed to discourage some of the common methods of abuse and intentional misuse. The extent and manner in which these features are described in the FDA-approved label for these pipeline products will be dependent on the results of and acceptance by the FDA of our or our licensees’ studies for each of these products. We have four issued U.S. patents covering all of our Aversion Technology opioid products, which patents expire between 2023 and 2025.

Our Impede® Technology and Nexafed

Pseudoephedrine hydrochloride, or PSE, is a widely used nasal decongestant available in many non-prescription and prescription cold, sinus and allergy products. PSE can also be used as the starting material in the illicit manufacture of methamphetamine, a highly addictive drug that has been used for non-medical purposes by an estimated 13 million people at some point in their lifetime. Our Impede Technology, a proprietary mixture of inactive ingredients, is designed to prevent the extraction of PSE from tablets and disrupt the direct conversion of PSE from tablets into methamphetamine without altering the effectiveness of Nexafed to provide the expected relief of nasal and sinus congestion. We demonstrated our Nexafed 30 mg tablets are bioequivalent to Johnson & Johnson’s Sudafed® 30 mg tablets.

In 2009, AC Nielsen reported approximately $1.0 billion in sales of non-prescription products containing either PSE or phenylephrine as a nasal decongestant, of which approximately 47% contained PSE. Commencing in 2006, the Federal Combat Methamphetamine Epidemic Act, or CMEA, required all non-prescription PSE products to be held securely behind the pharmacy counter, set monthly consumer purchase volume limits, and necessitated consumer interaction with pharmacy personnel to purchase PSE-containing products.

We launched Nexafed commercially in mid-December 2012 in 24-count cartons at a price comparable to other branded 30mg PSE 24-count products. We intend to capitalize on the consumer-pharmacist interaction at the point of sale by promoting the unique methamphetamine-resistant features of Nexafed to pharmacists. Nexafed is primarily available to independent pharmacies through regional and national drug wholesalers.

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Our Strategy

Our goal is to become a leading specialty pharmaceutical company focused on addressing the growing societal problem of pharmaceutical drug abuse by developing a broad portfolio of products with abuse deterrent features and benefits. Specifically, we intend to:

•	capitalize on our experience and expertise in the research and development of technologies that address medication abuse;

•	develop a full line of pharmaceutical products that utilize our proprietary technologies;

•	commercialize our products with our internal resources or license to strategically focused companies in the United States and other geographic territories;

•	maintain an efficient internal cost structure; and

•	in-license or acquire technologies and/or products to expand our portfolio of technologies and products.

Our Present Financial Condition

As of March 31, 2013, we had cash, cash equivalents, and marketable securities of approximately $23.4 million. We estimate that our current cash reserves will be sufficient to fund our operations and the development and commercialization of our Aversion and Impede Technologies and related product candidates through at least the next 24 months.

Prior to our December 2012 launch of Nexafed Tablets we did not generate any product sales or royalty revenues from product sales. To fund our continued operations, we expect to rely on our current cash resources, royalty payments that may be made under the Pfizer Agreement, which royalty obligations commence in February 2013, and milestone and royalty payments under any future license agreements with other pharmaceutical company partners, of which there can be no assurance, and revenues from our commercialization of our Nexafed Tablets. Our cash requirements for operating activities may increase in the future as we continue to conduct pre-clinical studies and clinical trials for our product candidates, maintain, defend and expand the scope of our intellectual property, hire additional personnel, commercialize Nexafed, or invest in other areas.

Corporate Information

We were incorporated in New York in 1935. Our headquarters are located at 616 N. North Court, Suite 120, Palatine, Illinois 60067. Our website address is www.acurapharm.com. We do not incorporate information in, or accessible through, our wesbite into this prospectus, and you should not consider it a part of this prospectus.

We own or have rights to various trademarks, trade names or service marks, including Aversion® Technology, Impede® Technology, Nexafed® and Acura® Pharmaceuticals. The trademark Oxecta® is owned by Pfizer, Inc.

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The Offering

Issuer	Acura Pharmaceuticals, Inc.

Common stock offered	Shares of our common stock, par value $0.01 per share, having an aggregate offering price of up to $13,000,000.

Manner of Offering	“At-the-market” offering of shares of common stock. The sale of shares of our common stock under this prospectus supplement, if any, may be made directly on The NASDAQ Capital Market, or through a market maker other than on an exchange. With our prior written consent, sales may also be made in negotiated transactions and/or any other method permitted by law. See “Plan of Distribution” on page S-12 of this prospectus supplement.

Agent	MLV & Co. LLC

Commercially Reasonable Efforts	MLV is not required to sell any specific number or dollar amount of our common stock, but has agreed to make all sales using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between MLV and us. See “Plan of Distribution” on page S-12.

Use of proceeds	We expect to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, research, development, and marketing expenditures, clinical trial expenditures, acquisitions of new technologies, and possible investments in, or acquisitions of, complementary businesses or technologies. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk factors	Investing in our common stock involves certain risks. You should carefully consider the risk factors discussed under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement and in our most recent Annual Report on Form 10-K and the other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus before deciding to invest in our common stock.

NASDAQ Capital Market symbol	ACUR

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DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in the prospectus constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to:

•	our and our licensee’s ability to successfully launch and commercialize our products and technologies including Oxecta Tablets and Nexafed Tablets;

•	the price discounting that may be offered by Pfizer for Oxecta;

•	our and our licensee’s ability to obtain necessary regulatory approvals and commercialize products utilizing our technologies;

•	the market acceptance of and competitive environment for any of our products;

•	the willingness of wholesalers and pharmacies to stock Nexafed Tablets;

•	expectations regarding potential market share for our products and the timing of first sales;

•	our ability to enter into additional license agreements for our Aversion Technology product candidates;

•	our exposure to product liability and other lawsuits in connection with the commercialization of our products;

•	the increasing cost of insurance and the availability of product liability insurance coverage;

•	the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties;

•	the ability of our patents to protect our products from generic competition and our ability to protect and enforce our patent rights in any paragraph IV patent infringement litigation;

•	the ability to fulfill the FDA requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date, the results of laboratory and clinical studies we may complete in the future to support FDA approval of our product candidates and the sufficiency of our development process to meet OTC Monograph standards as applicable;

•	the adequacy of the development program for our product candidates, including whether additional clinical studies will be required to support FDA approval of our product candidates;

•	changes in regulatory requirements;

•	adverse safety findings relating to our product candidates;

•	whether the FDA will agree with our analysis of our clinical and laboratory studies;

•	whether further studies of our product candidates will be required to support FDA approval;

•	whether or when we are able to obtain FDA approval of labeling for our product candidates for the proposed indications and will be able to promote the features of our abuse discouraging technologies; and

•	whether our Aversion product candidates will ultimately deter abuse in commercial settings and whether our Impede technology will disrupt the processing of pseudoephedrine into methamphetamine.

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In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “indicates,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in the prospectus.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement and the accompanying prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on such forward-looking statements.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below together with all other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus before you decide to invest in our common stock. In addition, you should carefully consider, among other things, the matters discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, and in all other documents that we subsequently file with the Securities and Exchange Commission and that are incorporated by reference herein. If any of the following risks actually occurs, our business, financial condition, results of operations and/or further growth prospects would be materially and adversely affected. Under these circumstances, the trading price of our common stock could decline and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the incorporated documents also include forward-looking statements and our actual results may differ substantially from those described in these forward-looking statements. See “Disclosure Regarding Forward Looking Statements”.

Risks Relating to this Offering

Our stock price has been and may continue to be volatile, and the value of an investment in our common stock may decline.

During the 12-month period ended March 31, 2013, our stock traded as high as $4.50 per share and as low as $1.06 per share. The trading price of our common stock is likely to continue to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control these factors could include:

•	results from our clinical development programs, including the data from our ongoing Phase 3 clinical trial evaluating our Aversion hydrocodone/acetaminophen product;
•	FDA actions related to our products in development, including the 505(b)(2) NDA for our hydrocodone/acetaminophen product expected to be submitted to the FDA in the first half of 2014;
•	FDA actions related to any of our potential products;
•	announcements regarding the progress of our preclinical programs;
•	our success in the launch and commercialization of our Nexafed product;
•	announcements regarding the sales of our Nexafed product;
•	failure of any of our products in development, if approved, to achieve commercial success;
•	quarterly variations in our results of operations or those of our competitors;
•	our ability to develop and mark new and enhanced products on a timely basis;
•	announcements by us or our competitors of acquisitions, regulatory approvals, clinical milestones, new products, significant contracts, commercial relationships or capital commitments;
•	third-party coverage and reimbursement policies;
•	additions or departures of key personnel;
•	commencement of, or our involvement in, litigation;
•	the inability of our contract manufacturers to provide us with adequate commercial supplies of our products;
•	changes in governmental regulations or in the status of our regulatory approvals;
•	changes in earnings estimates or recommendations by securities analysts;
•	any major change in our board or management;
•	general economic conditions and slow or negative growth of our market; and
•	political instability, natural disasters, war and/or events of terrorism.

From time to time, we estimate the timing of the accomplishment of various scientific, clinical, regulatory and other product development goals or milestones. These milestones may include the commencement or completion of scientific studies and clinical trials and the submission of regulatory filings. Also, from time to time, we expect that we will publicly announce the anticipated timing of some of these milestones. All of these milestones are based on a variety of assumptions. The actual timing of these milestones can vary dramatically compared to our estimates, in some cases for reasons beyond our control. If we do not meet these milestones as publicly announced, our stock price may decline and the commercialization of our product and potential products may be delayed.

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In addition, the stock market has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of publicly traded companies. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Our management will have broad discretion over the use of the proceeds we receive in this offering, if any, and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds received by us from the offer and sale of our common stock pursuant to this prospectus supplement, if any, and you will be relying on the judgment of our management regarding the application of these proceeds. We may not apply the net proceeds we receive from our sale of common stock in ways that increase the value of your investment. We expect to use the net proceeds we receive from our sale of common stock for general corporate purposes, including working capital, capital expenditures, research, development and marketing expenditures, clinical trial expenditures and for possible investments in, or acquisitions of, complementary businesses or technologies. We have not allocated these net proceeds for any specific purposes. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use the proceeds.

Investors in this Offering will experience immediate and substantial dilution.

The public offering price of the securities offered pursuant to this prospectus supplement will be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution in the proforma net tangible book value per share of common stock from the price per share that you pay from the common stock. If the holders of outstanding option exercise those options at prices below the public offering price, you will incur further dilution.

Investors in this Offering may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the prices at which we sell shares in this offering. We may sell shares or other securities in any other offering at prices per share that are less than those paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the prices paid by investors in this offering.

In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, including by our significant stockholders or other insiders, could adversely affect the price of our common stock. As of December 31, 2012, our directors, executive officers, Galen Partners III, L.P. and its affiliates, Care Capital Investments II, LP and its affiliate, and Essex Woodlands Health Ventures V, L.P. owned an aggregate of approximately 73% of our common stock, or 33,507,053 shares. They will be able to sell these shares under Rule 144 of the Securities Act, subject to restrictions in the case of shares held by persons deemed to be our affiliates, or pursuant to our registration statement declared effective by the SEC on November 20, 2007. We cannot predict the effect, if any, that market sales of those or any other shares of common stock or the availability of those or any other shares of common stock for sale will have on the market price of our common stock.

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Any future sale of a substantial number of shares included in our current registration statement could depress the trading price of our stock, lower our value and make it more difficult for us to raise capital.

In accordance with the terms of the Securities Purchase Agreement dated August 20, 2007 between us and the investors named therein, we filed a registration statement with and declared effective by the SEC, to register the shares included in our Units issued pursuant to the Securities Purchase Agreement, including shares underlying warrants included in the Units. In addition, pursuant to the exercise of previously granted piggyback registration rights, each of Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P., Care Capital Investments II, LP, Care Capital Offshore Investments II, LP and Essex Woodlands Health Ventures V, L.P. have exercised their piggyback registration rights to include an aggregate of 26,584,016 shares in such registration statement. As a result, 34,243,273 shares (representing approximately 65% of our shares outstanding on a fully-diluted basis, including all derivative securities, whether or not currently exercisable) are available for resale by selling stockholders under the registration statement. If some or all of the shares included in such registration statement are sold by our affiliates and others it may have the effect of depressing the trading price of our common stock. In addition, such sales could make it more difficult for us to raise capital if needed in the future.

If we do not meet the continued listing standards of the NASDAQ Capital Market, our common stock could be delisted from trading, which could limit investors’ ability to make transactions in our common stock and subject us to additional trading restrictions.

Our common stock is listed on the NASDAQ Capital Market, a national securities exchange, which imposes continued listing requirements with respect to listed shares. If we fail to satisfy its continued listing standards, such as, for example, NASDAQ Listing Rule 5450(a)(1), which requires that the closing bid price of our common stock shall not fall below $1.00 for thirty consecutive business days. Failure to comply with NASDAQ’s continued listing standards will result in the issuance of a non-compliance letter and/or initiation of delisting proceedings by NASDAQ.

If our securities are delisted from trading on the NASDAQ Capital Market and we are not able to list our securities on another exchange, such as the NYSE, our securities could then be quoted on the OTC Bulletin Board or on the “pink sheets.” As a result, we could face significant adverse consequences including:

•	a limited availability of market quotations for our securities;
•	a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
•	a limited amount of news and analyst coverage for us; and
•	a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3 or obtain additional financing in the future).

USE OF PROCEEDS

The amount of proceeds from this offering will depend on the number of shares sold and the market price at which they are sold. We intend to use the net proceeds from the sale of our common stock covered by this prospectus supplement, if any, for general corporate purposes, which may include working capital, capital expenditures, research, development and marketing expenditures, clinical trial expenditures, acquisitions of new technologies, and possible investments in, or acquisitions of, complementary businesses or technologies. The amounts and timing of these expenditures will depend on a number of factors and, as of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds from this offering. Accordingly, our management will have broad discretion in the application of the net proceeds from our sale of common stock and investors will be relying on the judgment of our management regarding the application of such proceeds.

Pending application of the net proceeds as described above, we intend to invest the net proceeds in investment grade, interest-bearing marketable securities.

S-10

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share after this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our net tangible book value as of December 31, 2012 was $27,630,000, or $0.60 per share of common stock. After giving effect to the sale of our common stock in the aggregate amount of $13,000,000 at an assumed offering price of $2.88 per share, the last reported sale price of our common stock on NASDAQ as of April 17, 2013, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of December 31, 2012 would have been $40,480,000, or $0.80 per share of common stock. This represents an immediate increase in the net tangible book value of $0.20 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $2.08 per share to new investors. The following table illustrates this per share dilution:

Assumed offering price per share	$2.88
Net tangible book value per share as of December 31, 2012		$0.60
Increase in net tangible book value per share after this offering		$0.20
As-Adjusted net tangible book value per share as of December 31, 2012, after giving effect to this offering	$0.80
Dilution per share to new investors in this offering	$2.08

The above discussion and table are based on 45,867,383 shares of our common stock outstanding as of December 31, 2012 and does not include:

•	3,296,125 shares of common stock issuable upon the exercise of options to purchase our common stock outstanding as of December 31, 2012, at a weighted average exercise price of $5.50 per share;
•	1,856,029 shares of common stock issuable upon the exercise of warrants to purchase our common stock outstanding as of December 31, 2012, at a weighted average exercise price of $3.40 per share;
•	1,658,000 shares of issuable in exchange for restricted stock units under our 2005 Restricted Stock Unit Award Plan as of December 31, 2012;
•	2,909,056 shares of our common stock reserved for future issuance under our 2008 Stock Option Plan as of December 31, 2012; and
•	184,000 shares of our common stock reserved for future issuance under our 2005 Restricted Stock Unit Award Plan as of December 31, 2012.

DIVIDEND POLICY

We have not declared or paid any cash dividend on our capital stock in the past and do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain all available funds and any future earnings to support operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors.

S-11

PLAN OF DISTRIBUTION

We have entered into a sales agreement with MLV & Co. LLC, or the agent, under which we may offer and sell shares of our common stock from time to time, through the agent, in an aggregate amount not to exceed the amount that can be sold under the registration statement, which amount, as of the date of this prospectus supplement, is approximately $13 million. Upon our delivery and agent’s acceptance of a placement notice, the agent will use its commercially reasonable efforts consistent with its sales and trading practices to sell any shares subject to the placement notice. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at-the-market” offerings, including sales made directly on the NASDAQ Capital Market or sales made to or through a market maker other than on an exchange. With our prior written consent, sales may also be made in negotiated transactions and/or any other method permitted by law. As our agent, the agent will not engage in any transactions that stabilize the price of our common stock.

We will instruct the agent as to the amount of common stock to be sold. We may instruct the agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any instruction. We or the agent may suspend the offering of common stock upon proper notice and subject to other conditions. The agent will provide written confirmation to us no later than the opening of the trading day on the NASDAQ Capital Market following the trading day in which shares of our common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to us and the compensation payable by us to the agent in connection with the sales.

We will pay the agent commissions for its services in acting as agent and/or principal in the sale of common stock. The agent will be entitled to compensation of up to 3.0% of the gross sales price of all shares sold pursuant to the sales agreement. We have agreed to reimburse the agent for legal expenses incurred by it up to $25,000 in the aggregate. Because there is no minimum offering amount required as a condition to the completion of this offering, the actual public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the total expenses for the offering, excluding compensation payable to the agent under the terms of the sales agreement, will be approximately $150,000.

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and the agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of common stock sold through the agent under the sales agreement, the net proceeds to us and the compensation paid by us to the agent in connection with the sales of common stock.

In connection with the sale of the common stock on our behalf, the agent may, and will with respect to sales effected in an “at-the-market offering,” be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the agent may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the agent against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the agent may be required to make because of those liabilities.

The offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the issuance and sale all of our common stock provided for in this prospectus supplement or (2) termination of the sales agreement as provided therein.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed with the SEC and is incorporated by reference into the registration statement of which this prospectus supplement is a part. See “Where You Can Find More Information” below.

To the extent required by regulation M, MLV will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

S-12

LEGAL MATTERS

Our counsel, LeClairRyan, a Virginia professional corporation, Newark, New Jersey will pass on the validity of the common stock offered by this prospectus supplement. Certain legal matters will be passed upon for the agent by Dentons US LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012, incorporated by reference in this prospectus, have been audited by BDO USA, LLP, independent registered accounting firm, as set forth in their report thereon appearing herein. Such consolidated financial statements are included herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 (File Number 333-187075) under the Securities Act with respect to the shares of common stock offered in this prospectus supplement. This prospectus supplement and the accompanying prospectus, which constitutes part of the registration statement, do not contain all of the information included in the registration statement and exhibits. For further information pertaining to us and our common stock, you should refer to the registration statement and to its exhibits. Statements contained in this prospectus about the contents of any contract or any other document are not necessarily complete and, in each instance, we refer to you to the copy of the contract or other documents filed as an exhibit to or incorporated by reference to our filings with the SEC. Each of these statements is qualified in all respects by this reference.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus, the information contained in the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and later information that we file with the SEC will update and supersede this information. We are incorporating by reference the following documents into this prospectus supplement and the accompanying prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2012;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;
•	our Current Reports on Form 8-K filed on January 3, 2013, March 4, 2013 (both reports filed on such date), March 5, 2013 (both reports filed on such date), March 11, 2013, March 15, 2013 and April 4, 2013; and
•	the description of our common stock contained in our registration statement on Form 8-A and any amendments or reports filed for the purpose of updating such description.

S-13

We are also incorporating by reference into this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to the termination of the offering of the securities to which this prospectus relates. In no event, however, will any of the information that we “furnish” to the SEC in any Current Report on Form 8-K or any other report or filing be incorporated by reference into, or otherwise included in, this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing to: Acura Pharmaceuticals, Inc. 616 N. North Court, Palatine, Illinois 60067, Attn: Peter A. Clemens, Senior Vice President and Chief Financial Officer, or by telephone at (847) 705-7709.

S-14

PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

$75,000,000

ACURA PHARMACEUTICALS, INC.

Common Stock

Debt Securities

Warrants

We may offer to the public from time to time in one or more series or issuances:

•	shares of our common stock;
•	warrants to purchase shares of our common stock and/or debt securities; or
•	debt securities consisting of debentures, notes, or other evidences of indebtedness.

Our common stock is listed for trading on the NASDAQ Capital Market under the symbol “ACUR.” On March 4, 2013, the closing price of our common stock on the NASDAQ Capital Market was $2.05 per share.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide the specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” before you may your investment decision.

We will sell the securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions, or discounts.

As of March 4, 2013, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $26,072,347 based on approximately 46,372,692 shares of outstanding common stock, of which approximately 12,718,218 shares are held by non-affiliates, and a per share price of $2.05, based on the closing sale price of our common stock on March 4, 2013. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in our securities involves significant risks. Before buying any of our securities you should read the discussion of material risks of investing in our securities under the heading entitled “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 15, 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering our securities and the terms of the securities offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information under the headings “Where You Can Find Additional Information” and “Information Incorporated By Reference” and any other information that you may need to make your investment decision.

This prospectus does not contain all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the common stock that may be sold under this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. Persons into whose possession this prospectus comes are required by Acura Pharmaceuticals, Inc. to inform themselves about, and to observe any such restrictions, and Acura Pharmaceuticals, Inc. does not accept any liability in relation thereto. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

This summary highlights selected information contained in greater detail elsewhere in this prospectus and in documents we file with the Securities and Exchange Commission incorporated by reference in this prospectus. This summary is not complete and may not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the consolidated financial statements and related notes thereto, before you decide to invest in our common stock. Unless the context indicates otherwise, the references in this prospectus to “Acura,” “we,” “us” and “our” refer to Acura Pharmaceuticals, Inc. together with its subsidiary.

ACURA PHARMACEUTICALS, INC.

Our Company

We are a specialty pharmaceutical company engaged in the research, development and commercialization of technologies and products intended to address medication abuse and misuse. We have discovered and developed two proprietary technologies. Our Aversion® Technology is a mixture of inactive ingredients incorporated into pharmaceutical tablets and capsules intended to address some common methods of product tampering associated with opioid abuse. Pfizer Inc.’s Oxecta® (oxycodone HCl) tablets, CII is the first approved and marketed product utilizing Aversion and is commercialized under a license agreement we have with a subsidiary of Pfizer, or the Pfizer Agreement. We have also developed our Impede™ Technology which is a combination of inactive ingredients that prevent the extraction of pseudoephedrine from tablets and disrupt the direct conversion of pseudoephedrine from tablets into methamphetamine. We have launched in the United States Nexafed® (pseudoephedrine HC1) tablets formulated with our Impede Technology.

We have 7 additional opioid products utilizing Aversion in various stages of development. Pursuant to a September 26, 2012 letter agreement with Pfizer, all rights to these development-stage opioid products have reverted back to us. Our product containing hydrocodone bitartrate and acetaminophen utilizing the Aversion technology, or hydrocodone/acetaminophen, is the most advanced opioid product in development and the primary focus of our opioid development efforts. Hydrocodone/acetaminophen is the most widely prescribed and often abused opioid product in the United States. Pfizer previously completed a clinical study demonstrating the hydrocodone/acetaminophen product is bioequivalent to its reference listed drug. We filed an Investigational New Drug Application, or IND, with the Food and Drug Administration, or FDA, on December 20, 2012. We expect that the development program for our hydrocodone/acetaminophen product and our other Aversion opioid products in development will be consistent with that of Oxecta. We anticipate submitting a 505(b)(2) NDA with the FDA for our hydrocodone/acetaminophen product in the first half of 2014.

We launched Nexafed commercially in mid-December 2012 into the $1 billion United States over the counter market, or OTC, for cold and allergy products containing a decongestant. Nexafed was demonstrated in a clinical study to meet the FDA Guideline standards for bioequivalence to the reference drug Sudafed® marketed by Johnson & Johnson Corporation. We anticipate developing line extensions for our Nexafed franchise to capitalize on the many different combination offerings in the OTC cold/allergy market. We also have been working on the next generation of our Impede Technology in order to further improve our Nexafed franchise.

We also have discovered an early-stage technology which, in proof of concept laboratory tests, demonstrates the ability to limit the release of the active ingredient from tablets when multiple tablets are consumed simultaneously.

Risk Factors

Our business is subject to substantial risk. Please carefully consider the “Risk Factors” incorporated by reference in this prospectus, and incorporated by reference or contained in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase these securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

1

Corporate Information

We were incorporated in New York in 1935. Our headquarters are located at 616 N. North Court, Suite 120, Palatine, Illinois 60067. Our website address is www.acurapharm.com. We do not incorporate information in, or accessible through, our wesbite into this prospectus, and you should not consider it a part of this prospectus.

We own or have rights to various trademarks, trade names or service marks, including Aversion® Technology, Impede™ Technology, Nexafed® and Acura® Pharmaceuticals. The trademark Oxecta® is owned by Pfizer, Inc.

2

Summary of Consolidated Financial Results

The following tables summarize our consolidated financial results for the years ended December 31, 2012, 2011 and 2010 and are from our audited consolidated financial statements. You should read the following financial information together with the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes incorporated by reference to this prospectus.

	Years ended December 31,
Operating Results	2012	2011	2010
	(in thousands)
Net revenues	$—	$20,466	$3,311
Research and development expenses	3,726	4,037	7,177
Marketing, general and administrative expenses	6,013	5,895	8,858
Interest income (expense)	79	32	42
Other (expense) income	(8)	(34)	(14)
Income (loss) before income tax	(9,668)	10,532	(12,696)
Income tax expense (benefit)	—	147	11
Net Income (loss)	(9,668)	10,385	(12,707)
Earnings (loss) per share
Basic	$(0.20)	$0.22	$(0.27)
Diluted	$(0.20)	$0.22	$(0.27)
Weighted average shares used in computing net earnings (loss) per share:
Basic	47,521	47,496	47,029
Diluted	47,521	48,007	47,029

Consolidated	Years ended December 31,
Condensed Balance Sheet Data	2012	2011	2010
	(in thousands)
Working capital	$26,572	$35,599	$23,289
Total assets	29,054	37,173	25,493
Total liabilities	1,424	530	1,152
Accumulated deficit	(335,211)	(325,543)	(335,928)
Stockholders’ equity (deficit)	$27,630	$36,643	$24,341

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference dividends for each of the years presented:

	Year Ended December 31,
	2008	2009	2010	2011	2012
Ratio of earnings to fixed charges(1)	—	—	—	—	—

(1)	For purposes of computing the ratio of earnings to fixed charges, (a) fixed charges consist of interest expense and estimated interest component of rent and (b) earnings consist of income (loss) before income taxes plus fixed charges. Except for 2008 and 2011, we had no earnings. We had no capitalized interest or fixed charges during any period. We have not included a ratio of combined fixed charges and preferred stock dividends to earnings because we have no preferred stock outstanding and are not registering preferred stock.

3

RISK FACTORS

You should consider the “Risk Factors” incorporated by reference in this prospectus and contained or incorporated by reference in any applicable prospectus supplement, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 4, 2013, as updated by our Quarterly Reports on Form 10-Q and our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, filed after such annual report. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business operations. If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

FORWARD LOOKING STATEMENTS

Certain statements in this prospectus constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to, our and our licensee’s ability to successfully launch and commercialize our products and technologies including Oxecta Tablets and Nexafed Tablets, the price discounting that may be offered by Pfizer for Oxecta, our and our licensee’s ability to obtain necessary regulatory approvals and commercialize products utilizing our technologies and the market acceptance of and competitive environment for any of our products, the willingness of wholesalers and pharmacies to stock Nexafed Tablets, expectations regarding potential market share for our products and the timing of first sales, our ability to enter into additional license agreements for our Aversion Technology product candidates, our exposure to product liability and other lawsuits in connection with the commercialization of our products, the increasing cost of insurance and the availability of product liability insurance coverage, the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties, and the ability of our patents to protect our products from generic competition, our ability to protect and enforce our patent rights in any paragraph IV patent infringement litigation, and the ability to fulfill the FDA requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date, the results of laboratory and clinical studies we may complete in the future to support FDA approval of our product candidates and the sufficiency of our development to meet OTC Monograph standards as applicable, the adequacy of the development program for our product candidates, including whether additional clinical studies will be required to support FDA approval of our product candidates, changes in regulatory requirements, adverse safety findings relating to our product candidates, whether the FDA will agree with our analysis of our clinical and laboratory studies and how it may evaluate the results of these studies or whether further studies of our product candidates will be required to support FDA approval, whether or when we are able to obtain FDA approval of labeling for our product candidates for the proposed indications and will be able to promote the features of our abuse discouraging technologies, whether our product candidates will ultimately deter abuse in commercial settings and whether our Impede technology will disrupt the processing of pseudoephedrine into methamphetamine. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “indicates,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in this prospectus.

In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on such forward-looking statements.

4

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes which may include working capital, capital expenditures, research, development and marketing expenditures, clinical trial expenditures, acquisitions of new technologies, and possible investments in, or acquisitions of, complementary businesses or technologies. Accordingly, our management will have broad discretion in the application of the net proceeds from our sale of the securities and investors will be relying on the judgment of our management regarding the application of such proceeds. Pending any uses, as described above, we intend to invest the net proceeds in investment grade, interest-bearing marketable securities.

PLAN OF DISTRIBUTION

We may sell the securities in any of the ways described below, including any combination thereof:

•	to or through underwriters or dealers;
•	through one or more agents; or
•	directly to purchasers or to a single purchaser.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions and will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents, and the amounts and type of securities underwritten or purchased by each of them;
•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions, or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In no event will any underwriter or dealer receive fees, commissions, and markups which, in the aggregate, would exceed three (3%) percent of the price of the common stock being registered.

Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered.

We may authorize underwriters, dealers, or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters, and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters, and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

5

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with their terms. A prospectus supplement will identify any remarketing firm and describe the terms of its agreement, if any, with us and the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Certain of the underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

The securities may be new issues and may have no established trading market. The securities may or may not be listed on a national securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

Certain persons participating in this offering may engage in overallotment, stabilizing transactions, short covering transactions, and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our charter and by-laws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find Additional Information” below for directions on obtaining these documents.

We have authority to issue 100,000,000 shares of common stock. As of February 28, 2013, we had 46,372,692 shares of common stock outstanding and 1,856,029 shares of common stock subject to outstanding warrants. In addition, as of February 28, 2013, we had an aggregate of 4,199,125 shares of common stock reserved for issuance upon the exercise of outstanding stock options and restricted stock units under our stock option and restricted stock unit award plans, and 2,908,056 shares reserved for issuance pursuant to future grants under our stock option plans.

General

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available for payment of dividends, as the board may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our certificate of incorporation does not provide for cumulative voting for the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Each outstanding share of common stock offered by this prospectus will, when issued, be fully paid and nonassessable.

Our common stock is traded on The NASDAQ Capital Market under the symbol “ACUR”.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Financial Solutions, Inc. Its telephone number is (800) 353-0103.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under one or more separate indentures to be entered into between us and a trustee to be identified in the applicable prospectus supplement. We have summarized select portions of the form of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture (Section 2.2). The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount (Section 2.1). We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities (Section 2.2).

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

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Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture (Section 2.4). No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange (Section 2.7).

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV).

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•	we are the surviving corporation or the successor person (if other than Acura) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us (Section 5.1).

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;
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•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Acura and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Acura; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1).

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities (Section 6.1). The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture (Section 6.2). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power (Section 7.1(e)). Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series (Section 6.12).

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

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The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture (Section 4.3). If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities (Section 7.5).

Modification and Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act (Section 9.1).

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3).

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture (Section 9.2). The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration (Section 6.13).

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

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The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4).

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments (Section 8.4).

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law) (Section 10.10).

DESCRIPTION OF WARRANTS

We may issue debt warrants to purchase debt securities, as well as equity warrants to purchase common stock. The warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in the prospectus supplement relating to warrants being offered pursuant to such prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

Debt Warrants

The applicable prospectus supplement will describe the terms of debt warrants offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

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•	the principal amount of debt securities purchasable upon exercise of each debt warrant;

•	the date on which the right to exercise the debt warrants will commence, and the date on which this right will expire;

•	the maximum or minimum number of debt warrants which may be exercised at any time;

•	a discussion of any material Federal income tax considerations; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of debt warrants.

Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The applicable prospectus supplement will describe the following terms of equity warrants offered:

•	the title of the equity warrants;

•	the securities (i.e., common stock) for which the equity warrants are exercisable;

•	the price or prices at which the equity warrants will be issued;

•	if applicable, the designation and terms of the common stock with which the equity warrants are issued, and the number of equity warrants issued with each share of common stock;

•	if applicable, the date on and after which the equity warrants and the related common stock will be separately transferable;

•	if applicable, a discussion of any material Federal income tax considerations; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of equity warrants.

Prior to exercise of the equity warrants, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

The exercise price payable and the number of shares of common stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock. In lieu of adjusting the number of shares of common stock purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. No adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property in its entirety or substantially in its entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock into which the equity warrant was exercisable immediately prior to such transaction.

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Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been or will be filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the Commission.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

Enforceability of Rights by Holders of Units

Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of any related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

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GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Commission.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

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So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

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•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

LEGAL MATTERS

Our counsel, LeClairRyan, a Virginia professional corporation, Newark, New Jersey will issue an opinion about certain legal matters with respect to the securities.

EXPERTS

Our consolidated financial statements as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012, appearing in this prospectus, have been audited by BDO USA, LLP, independent registered accounting firm, as set forth in their report thereon appearing herein. Such consolidated financial statements are included herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION

ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the New York Business Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part. This prospectus does not contain all of the information included in the registration statement and exhibits. For further information pertaining to us and our common stock, you should refer to the registration statement and to its exhibits. Statements contained in this prospectus about the contents of any contract or any other document are not necessarily complete and, in each instance, we refer to you to the copy of the contract or other documents filed as an exhibit to or incorporated by reference to our filings with the SEC. Each of these statements is qualified in all respects by this reference.

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We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. We make available through our website at www.acurapharm.com annual reports, quarterly reports, current reports and amendments thereto as reasonably practicable after filing with the SEC. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus, the information contained in the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will update and supersede this information. We are incorporating by reference the following documents into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

•	our Current Reports on Form 8-K filed on January 3, 2013, March 4, 2013 (both reports filed on such date) and March 5, 2013 (both reports filed on such date).

•	the description of our common stock contained in our registration statement on Form 8-A and any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference into this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of the registration statement of which this prospectus is a part and prior to the termination of the offering of the securities to which this prospectus relates. In no event, however, will any of the information that we “furnish” to the SEC in any Current Report on Form 8-K or any other report or filing be incorporated by reference into, or otherwise included in, this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing to: Acura Pharmaceuticals, Inc. 616 N. North Court, Palatine, Illinois 60067, Attn: Peter A. Clemens, Senior Vice President and Chief Financial Officer, or by telephone at (847) 705-7709.

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$13,000,000

Common Stock

PROSPECTUS SUPPLEMENT

April 18, 2013

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